UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

MIDDLESEX WATER COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
485C Route 1 South, Suite 400, Iselin, New Jersey 08830
(Address of Principal Executive Offices, and Zip Code)
732-634-1500
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	MSEX	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 26, 2026, Middlesex Water Company announced the appointment of Tatyana Kaplan as Vice President and Chief Accounting Officer, effective March 26, 2026, as per the attached release. Middlesex Water Company also announced the departure of Robert J. Capko as Principal Accounting Officer, effective March 26, 2026, with Mr. Capko remaining an employee of the Company as the Corporate Controller.

Press Release

Middlesex Water Company has announced the appointment of Tatyana Kaplan as Vice President and Chief Accounting Officer, effective March 26, 2026. A copy of the Company’s press release dated March 26, 2026, is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Middlesex Water Company has announced the departure of Robert J. Capko as Principal Accounting Officer, effective March 26, 2026 with Mr. Capko remaining an employee of the Company as the Corporate Controller. A copy of the Company’s press release dated March 26, 2026, is filed herewith as Exhibit 99.1 and is hereby incorporated by reference..

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Document

99.1	Press Release, dated March 26, 2026.
99.2	Change in Control Agreement between Middlesex Water Company and Tatyana Kaplan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY

By: /s/ Jay L. Kooper
Jay L. Kooper
Vice President, General Counsel and Secretary

Date: March 26, 2026